Exhibit 99.21




                       GE CAPITAL MORTGAGE SERVICES, INC.
            OFFICERS' ANNUAL COMPLIANCE CERTIFICATE - SERIES 1996-HE2


         The undersigned, Vice Presidents of GE Capital Mortgage Services, Inc. (the "Servicer"), pursuant to the Pooling and Servicing Agreement for the Series 1996-HE2 Home Equity Loan Pass-Through Certificates (the "Agreement") entered into by GE Capital Mortgage Services, Inc., as Seller and Servicer, and The First National Bank of Chicago, as Trustee, which Agreement requires an annual statement of compliance to be made to the Trustee by an officer of the Servicer, hereby state that:

               (i) a review of the activities of the Servicer during the preceding calendar year and of its performance under the Agreement has been made under the undersigned officers' supervision; and

               (ii) to the best of the undersigned officers' knowledge, based on such review, (1) the Servicer has fulfilled all of its material obligations under the Agreement throughout such year, except as set forth on Exhibit A hereto. and (2) no Trigger Event has occurred.

Capitalized terms used herein but not defined herein shall have the meaning given to them in the Agreement.


Dated:            March 25, 1997




By:  /s/ Pamela L. Monahan
--------------------------
         Pamela L. Monahan
         Vice President


By:  /s/ Gregory A. Gibson
--------------------------
         Gregory A. Gibson
         Vice President


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                                    EXHIBIT A
                                       TO
                       GE CAPITAL MORTGAGE SERVICES, INC.
            OFFICERS' ANNUAL COMPLIANCE CERTIFICATE - SERIES 1996-HE2
                        FOR YEAR ENDED DECEMBER 31, 1996


         Flood Insurance. There may be instances in which mortgage loans in the Company's servicing portfolio which did not require flood insurance at origination were subsequently included within special flood hazard areas as designated by the Federal Emergency Management Agency and flood insurance on such mortgage loans may not yet be in place. The Company, however, has arranged for back-up flood insurance coverage in the event of a flood loss relating to a mortgaged property located in a special flood hazard area. The Company initiated and is continuing a remapping effort which will identify mortgage loans in its servicing portfolio which may now be (but which were not at origination) included in special flood hazard areas. The Company is not aware of any losses associated with the lack of flood insurance coverage on such mortgage loans.